                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. 1)


    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:


    / /  Preliminary Proxy Statement/Amendment No. 1

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /X/  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12


                               NETEGRITY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------

     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

     (3) Filing Party:
         -----------------------------------------------------------------------

     (4) Date Filed:
         -----------------------------------------------------------------------

                                NETEGRITY, INC.
                               245 WINTER STREET
                               WALTHAM, MA 02451

--------------------------------------------------------------------------------

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 11, 1999

--------------------------------------------------------------------------------

To Our Stockholders:

    A Special Meeting in Lieu of the Annual Meeting of Stockholders of Netegrity, Inc., a Delaware corporation (the "Company" or "Netegrity"), will be held on Tuesday, May 11, 1999, at 9:00 a.m., local time, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts 02110 for the following purposes:

1.  To elect a Board of Directors as described herein.

2. To consider and act upon a proposal to ratify, confirm and approve an amendment to the 1997 Stock Option Plan to increase the number of shares reserved for grant thereunder from 500,000 to 2,500,000.

3. To consider and act upon a proposal to ratify, confirm and approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of capital stock from 30,000,000 to 45,000,000.

4. To consider and act upon any other business which may properly come before the Meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on March 31, 1999, as the record date for the Meeting. All stockholders of record on the books of the Company at the close of business on March 31, 1999 are entitled to notice of, and to vote at, the Meeting.

    PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

    All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors,
                                          Barry N. Bycoff,
                                          President and Chief Executive Officer

April 9, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THE PROXY MAY BE REVOKED BY THE PERSON EXECUTING THE PROXY BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ELECTING TO VOTE IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                NETEGRITY, INC.
                                PROXY STATEMENT
         1999 SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999

    Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Netegrity, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on May 11, 1999, at 9:00 a.m., local time, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts 02110, and any adjournments thereof (the "Meeting").

    Only stockholders of record as of March 31, 1999 will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

    If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no specification is made, such shares will be voted for the election of Directors as set forth in this Proxy Statement and for the proposals set forth in Items 2 and 3. With respect to the election of directors, any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. Any person giving the enclosed form of proxy has the power to revoke it by executing a proxy bearing a later date, by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Corporation at any time before the proxy is exercised. The persons named as attorneys in the proxies are directors and officers of the Company.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock is necessary to establish a quorum for the transaction of business. The election of the nominees for Director will be decided by a plurality vote. All other matters being submitted to stockholders require the affirmative vote of the majority of voting shares present in person or represented by proxy at the Meeting (following the determination of a quorum). An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Both abstentions and broker "non-votes" are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker "non-votes" are not counted as votes cast or shares voting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

    An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1998, is being mailed with this Proxy Statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to the Company's stockholders on or about April 9, 1999.

    The Company's principal executive offices are located at 245 Winter Street, Waltham, Massachusetts 02451, telephone number (781) 890-1700.

                       RECORD DATE AND VOTING SECURITIES

    Only stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the meeting. On March 9, 1999, the Company had outstanding 10,268,847 shares of Common Stock, par value $.01 per share and 3,333,333 shares of Series D Preferred Stock, convertible into Common Stock on a one-for-one basis. Each outstanding share of the Company's Common Stock entitles the record holder to one vote. Each outstanding share of the Company's Series D Preferred Stock entitles the record holder to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series D Preferred Stock could be converted. The holders of shares of Series D Preferred Stock and Common Stock will vote together as a single class.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth as of March 9, 1999, the beneficial ownership of shares of capital stock of (i) each person known by the Company to own beneficially more than 5% of the issued and outstanding shares of capital stock outstanding on that date, (ii) each director or nominee, and (iii) each executive officer identified in the Summary Compensation Table, and (iv) the directors, nominees and executive officers as a group, both with respect to the number of shares owned by each person and the percentage of the outstanding shares represented thereby.

                                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS OF                                                              BENEFICIAL
  BENEFICIAL OWNER                                                              OWNERSHIP(1)       PERCENT OF CLASS
-------------------------------------------------------------------------  ----------------------  -----------------
Pequot Private Equity Fund L.P.(2).......................................          4,921,076               36.18%
Pequot Offshore Private Equity Fund Inc.
354 Pequot Avenue
Southport, CT 06490

Fidelity Securities Fund:
Fidelity OTC Portfolio(3)................................................            700,000                5.15%
c/o Fidelity Management & Research Company
82 Devonshire Street E 20E
Boston, MA 02109
Barry N. Bycoff(4).......................................................            678,000                4.98%
Milton J. Pappas(5)......................................................            604,092                4.44%
Euclid Partners III, L.P.(6).............................................            567,717                4.17%
Euclid Partners Corporation 50
Rockefeller Plaza, Suite 1022
New York, NY 10020
Stephen L. Watson(7).....................................................            357,625                2.63%
Michael L. Mark(8).......................................................            100,678                   *
Ralph B. Wagner(9).......................................................             82,087                   *
James Rosen(10)..........................................................             80,000                   *
James E. Hayden(11)......................................................             45,000                   *
Deepak Taneja(12)........................................................             43,000                   *
James P. McNiel(13)......................................................             29,190                   *
Thomas M. Palka(14)......................................................             15,000                   *
Eric R. Giler(15)........................................................             10,125                   *
All executive officers and directors as a group (12 persons)(16).........          6,965,843               51.21%

------------------------

*   less than 1%

(1) Except as otherwise noted below, the Company believes each beneficial owner has the sole voting and investment power with respect to all shares of Common Stock (or options, warrants or other securities convertible into or exchangeable for Common Stock) shown as beneficially owned by him. All numbers and percentages, except as otherwise noted, do not assume the exercise of outstanding options or warrants. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of March 9, 1999 pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table.

(2) Includes 3,333,333 shares of Series D Convertible Preferred Stock, 86,956 shares of Common Stock and 1,500,787 Warrants.

(3) Includes 700,000 shares of Common Stock.

(4) Includes 200,000 shares of Common Stock beneficially owned by Mr. Bycoff, 10,000 shares held in trust for the benefit of Mr. Bycoff's children and non-qualified stock options to purchase 468,000 shares of Common Stock.

(5) Includes non-qualified stock options to purchase 36,375 shares of Common Stock. Also includes 567,717 shares of Common Stock owned by Euclid of which Mr. Pappas may be deemed a beneficial owner. Mr. Pappas disclaims beneficial ownership of such shares. See footnote 6.

(6) Includes 567,717 shares of Common Stock. Mr. Pappas, a director of the Company, is the president of the sole corporate general partner of Euclid and may be deemed the beneficial owner of the 567,717 shares beneficially owned by Euclid. Mr. Pappas disclaims beneficial ownership of such shares.

(7) Includes 90,500 shares of Common Stock and non-qualified stock options to purchase 267,125 shares of Common Stock.

(8) Includes 69,553 shares of Common Stock and non-qualified stock options to purchase 31,125 shares of Common Stock.

(9) Includes 28,962 shares of Common Stock and non-qualified stock options to purchase 53,125 shares of Common Stock.

(10) Includes 22,000 shares of Common Stock and incentive stock options to purchase 58,000 shares of Common Stock.

(11) Includes incentive stock options to purchase 45,000 shares of Common Stock.

(12) Includes incentive stock options to purchase 43,000 shares of Common Stock.

(13) Includes 29,190 Warrants to purchase Common Stock.

(14) Includes incentive stock options to purchase 15,000 shares of Common Stock.

(15) Includes non-qualified stock options to purchase 10,125 shares of Common Stock.

(16) Includes the following shares which the specified has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Watson, 267,125 shares;

    Mr. Pappas, 36,375 shares; Mr. Wagner, 53,125 shares; Mr. Mark, 31,125 shares; Mr. Giler, 10,125 shares; and Mr. Bycoff, 468,000 shares.

                             ELECTION OF DIRECTORS

    At the meeting, six directors are to be elected, constituting the entire Board of Directors. The directors of the Company shall hold office for the terms set forth below and until their successors have been elected and qualified.

    No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve).

    The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

    The Board of Directors held six meetings during the year ended December 31, 1998. Messrs. Bycoff, Giler, Watson, Wagner, Pappas, McNiel and Mark attended more than 75% of all meetings of the Board of Directors held during the 1998 year during their respective tenures as directors.

    The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"), of which Messrs. Pappas, Wagner and Giler are currently members, determines who should receive stock options under the Company's various stock plans and also reviews and recommends officer compensation, including salary and bonus plans. The Compensation Committee held six meetings during the year ended December 31, 1998.

    The Audit Committee of the Board of Directors at year end was composed of Messrs. Watson, Pappas and Mark. The principal functions of the Audit Committee include overseeing the performance and reviewing the scope of the audit function of the Company's independent auditors. The Audit Committee also reviews, among other things, audit plans and procedures, various accounting and financial reporting issues, and changes in accounting policies. The Audit Committee held two meetings during the calendar year ended December 31, 1998.

    Messrs. Watson, Pappas, Giler, Mark, McNiel and Wagner attended more than 75% of all committee meetings held during the 1998 fiscal year of which each was a member.

    Mr. Watson has served on the Board of Directors since March 1986; Mr. Pappas, since July 1990; Mr. Wagner, since September 1992; Mr. Bycoff, since April 1993; Mr. Mark, since October 1994; and

Mr. Giler, since December 1996; and Mr. McNiel, since January 1998. Although there has not been a disagreement with the Company, Mr. Pappas has declined to stand for re-election.

                                                                                                                YEAR FIRST
                                                                                                                 ELECTED A
NAME OF NOMINEE                                                                                        AGE       DIRECTOR
-------------------------------------------------------------------------------------------------      ---      -----------
Barry Bycoff.....................................................................................          50         1993
Stephen L. Watson................................................................................          57         1986
Ralph B. Wagner..................................................................................          65         1992
Michael L. Mark..................................................................................          52         1994
Eric R. Giler....................................................................................          44         1996
James P. McNiel..................................................................................          36         1998

OCCUPATIONS AND BIOGRAPHIES OF DIRECTORS AND NOMINEES

    BARRY N. BYCOFF was appointed President and Chief Executive Officer and Director of the Company in April 1993. From December 1991 to December 1992, during his tenure at MapInfo Corporation, a provider of desktop mapping software, he held positions as Chief Operating Officer, Senior Vice President of Sales and Marketing, and Director. From January 1984 to October 1991, he successfully ran a number of business units for Prime Computer Inc., a manufacturer of mainframe and minicomputer systems, holding such positions as Vice President-Marketing in the Computer Systems Business Unit, Vice President-General Purpose Product Line, Vice President-Prime Information Business Group, Director-Finance and Administration/Worldwide Sales and Director-Corporate Planning and Analysis. Prior to that, Mr. Bycoff held various management positions at Gillette Company from November 1973 to December 1983. Mr. Bycoff is also a director of Encotone, Ltd.

    STEPHEN L. WATSON is currently Chairman of the Board and has served as Director of the Company since March 1986. He is also currently Chairman and co-founder of ScanCenters of America, a document imaging and conversion services company. Mr. Watson previously served as President and Chief Operating Officer of the Company from March 1991 to April 1993 and served as Chief Executive Officer from May 1991 until April 1993. From June 1989 to March 1991 he was a private investor. From July 1988 to June 1989, he was President of California Micro Solutions, Inc., a franchisee of Computerland Corporation, a retailer of personal computer systems. From April 1987 to July 1988, he was Senior Vice President of Computerland Corporation, a retailer of personal computer software and hardware systems. Mr. Watson is a director of several privately-held companies.

    RALPH B. WAGNER became a Director of the Company in September 1992. He is a Director and co-founder of Keyfile Corporation, a manufacturer and marketer of document image software products for use on personal computers. Mr. Wagner is a principal of Wagner Resources, a consulting and investment firm. Since 1983, Mr. Wagner has served as a director of several private companies including Alpha Software, a developer, manufacturer and marketer of software programs, and PureSpeech, a software developer specializing in speech recognition.

    MICHAEL L. MARK became a director of the Company in October 1994. He is President of Refined Reports, Inc., an electronic publishing software development company he founded in 1990. Prior to that, he served as Vice President, System Integration at Interleaf, Inc., an electronic publishing software developer, and was Vice President and co-founder of Cadmus Computer Corporation, a workstation manufacturer. Mr. Mark also serves as a director of Progress Software Corporation, a manufacturer of software development tools, and two other private companies.

    ERIC R. GILER was nominated as a Director of the Company in December 1996. Mr. Giler is founder and since 1984 has been President and Director of Brooktrout Technology, Inc., a leading supplier of advanced software and hardware products in the electronic messaging market. Prior to founding Brooktrout, he worked primarily in the area of technical marketing and sales as a product manager with Teradyne, Inc. and an applications engineer manager for Intec Corporation. Mr. Giler serves on the boards of the MIT Enterprise Forum, the Massachusetts Telecommunications Council and the New England-Israel Chamber of Commerce. Mr. Giler is also a member of both the American Electronics Association and the Massachusetts Computer Software Council.

    JAMES P. MCNIEL was nominated as the Series D Preferred Director of the Company in January, 1998 pursuant to the Company's Restated Certificate of Incorporation. Mr. McNiel is currently the President of McNiel Group Ltd., a professional consultancy. Prior to that Mr. McNiel was the Executive Vice President for Spike Technologies, Inc., a developer of wireless local loop communications equipment. From 1990 to 1996, Mr. McNiel was Executive Vice President of Corporate Development for Cheyenne Software Corporation, now Computer Associates International, Inc. From 1989 to 1990, Mr. McNiel was Director of Marketing for Archive Corporation, now Seagate Technology, Inc., and from 1986 to 1989, he was Senior Manager of Advanced Products for AST Computer, a developer of desktop, mobile and server PC products. From 1981 to 1986, Mr. McNiel was Lead Software Engineer and Team Leader for Lucas Film, Ltd/Convergence Corporation, developers of post-production video editing equipment and film production.

                      THE BOARD OF DIRECTORS RECOMMENDS A
                  VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

OCCUPATION AND BIOGRAPHY OF EXECUTIVE OFFICER

    JAMES E. HAYDEN is 44 years old and was named Vice President of Finance and Administration, Chief Financial Officer and Treasurer of the Company in April of 1998. From 1994 to 1998, he was with Computervision Corporation, a manufacturer of mainframe and minicomputer systems, serving as Principal Accounting Officer (and Acting Chief Financial Officer in 1997) and Director of Finance for Worldwide Field Operations from 1993 to 1994. From 1989 to 1993, Mr. Hayden served as Finance Director for Prime Computer/Computervision's Northern European Region. From 1986 to 1989, he served in various finance management positions for Prime Computer/Computervision.

    JAMES ROSEN is 45 years old and joined the Company in April of 1997 as Vice President of Marketing & Business Development. Prior to joining the Company, from 1995 to 1997 Mr. Rosen was Director of Business Alliances at BBN Planet Corporation, an internet services provider, now GTE Internetworking. From 1991 to 1995, he held various positions at Lotus Development Corporation, including Director of Strategic Alliances, Senior Manager of Lotus Notes Alliance Partner Program, and Senior Manager of Notes Product Management. From 1985 to 1991, Mr. Rosen was a co-founder and held senior management positions, including Executive Vice President and Vice President and Vice President of Systems Integration for LanSystems, Inc., a systems integration and software firm.

    DEEPAK TANEJA is 38 years old and joined the Company in January of 1998 as Vice President of Development. From 1996 to 1998, he was Director of Development for Switchboard, Inc. an Internet directory services firm. From 1987 to 1996, Mr. Taneja held various positions at Banyan Systems, Inc., a developer of network software products, including Director of Development for Messaging Products and Director of Development for Network and Systems Management products. From June 1983 to November 1987, he was a Senior Software Engineer with Intel Corporation.

    THOMAS PALKA is 57 years old and was named Vice President of Sales and Services in September of 1998. From 1997 to 1998, he was Vice President of Worldwide Sales & Consulting Services for VenturCom Software, a developer of software tools for the embedded and real-time market. From 1991 to 1997, Mr. Palka was with Ardent Software, a database, data warehouse, and development tools company, where he served as Vice President of Worldwide Sales from 1991 to 1995 and Vice President of Marketing from 1996 to 1997. From 1990 to 1991, he was Vice President of North American Sales at Data General Corporation, and from 1981 to 1990, he was Vice President of North American Sales at Prime Computer, Inc., a manufacturer of mainframe and minicomputer systems.

    Under the Company's Amended and Restated By-Laws, officers are elected annually.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In May, 1996, Barry N. Bycoff, the Company's President and CEO, exercised an option to purchase 200,000 shares of the Company's Common Stock at a price of $1.00 per share. The Company's Board of Directors approved a loan to Mr. Bycoff as payment for this transaction. Mr. Bycoff issued the Company a full recourse note that is secured by the 200,000 shares of Common Stock. This note has an interest rate of 7% per annum and is due and payable on demand by the Company in the discretion of the Board of Directors.

    The Board of Directors has adopted a policy that all transactions between the Company and its officers, directors and principal stockholders or any affiliates thereof will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. Such transactions will also be approved by a majority of the disinterested, outside directors. All loans to Company officers will also be approved by a majority of the disinterested, outside directors.

    On January 6, 1998, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the "Agreement") with Pequot Private Equity Fund, L.P., a Delaware limited partnership ("PPEF") and Pequot Offshore Private Equity Fund, Inc., a British Virgin Islands corporation (together with PPEF, the "Pequot Entities"). On January 7, 1998, the Company sold 1,666,667 shares of Series D Preferred Stock, at $1.50 per share, and 750,393 Warrants to the Pequot Entities for an aggregate purchase price of $2,500,000.50. On June 5, 1998, the Company sold 833,333 shares of Series D Preferred Stock, at $1.50 per share and 375,197 Warrants to the Pequot Entities pursuant to the terms of the Agreement. On June 30, 1998, the Company sold 833,333 shares of Series D Preferred Stock, at $1.50 per share and 375,196 Warrants to the Pequot Entities. The Series D Preferred Stock is convertible into Common Stock on a one-for-one basis, subject to adjustment. In addition, the Series D Preferred Stock is subject to mandatory conversion into Common Stock upon certain circumstances. As part of the transaction, James McNiel joined the Board of Directors of the Company, as designee of the Pequot Entities, and has agreed to provide certain consulting services to the Company. In connection with such service, the Company granted James McNiel warrants for the purchase of 100,000 shares of Common Stock at a price of $1.50 per share.

    On February 8, 1999, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the Pequot Entities and the parties named therein. Pursuant to the terms of the Stock Purchase Agreement, the Company sold 795,651 shares of Common Stock, at $5.75 per share.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

    The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the Company's most recent three years ended December 31, 1998, of those persons who (i) served as the Chief Executive Officer of the Company during any part of the year ended December 31, 1998, and (ii) the other most highly compensated executive officers of the Company at December 31, 1998 whose annual compensation and bonus exceeded $100,000 (the "Named Officers"):

                                                                                                      LONG-TERM COMPENSATION
                                                                                                            AWARDS(2)
                                                                        ANNUAL COMPENSATION(1)   --------------------------------
                                                           CALENDAR    ------------------------  OPTIONS/        RESTRICTED
NAME AND PRINCIPAL POSITION                                  YEAR        SALARY($)    BONUS($)    SARS(#)      STOCK AWARDS($)
--------------------------------------------------------  -----------  -------------  ---------  ---------  ---------------------
Barry N. Bycoff.........................................        1998   $  166,666.00  $       0          0                0
Chief Executive Officer,                                        1997      166,666.00     50,000          0                0
President & Director                                            1996      156,824.00     40,000    400,000                0
James E. Hayden,........................................        1998   $   81,458.22  $       0          0                0
Vice President of Finance and                                   1997               0          0          0                0
Administration, Chief Financial                                 1996               0          0          0                0
Officer and Treasurer
James O'Connor..........................................        1998   $   35,467.93  $       0          0                0
                                                                1997      110,000.00     23,000          0                0
                                                                1996      112,000.00     20,000    200,000                0
James Rosen.............................................        1998   $  112,500.00  $       0          0                0
Vice President of Marketing                                     1997       80,878.00          0          0                0
and Business Development                                        1996               0          0          0                0
Deepak Taneja...........................................        1998   $  123,156.97  $  35,000          0                0
Vice President of Development                                   1997               0          0          0                0
                                                                1996               0          0          0                0
Thomas Palka............................................        1998   $   42,115.38  $       0          0                0
Vice President of Sales                                         1997               0          0          0                0
                                                                1996               0          0          0                0

------------------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer as less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during the three years ended December 31, 1998.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth grants of stock options pursuant to the Company's 1997 Stock Option Plan during the fiscal year ended December 31, 1998 to directors and named officers which are reflected in the Summary Compensation Table above.

                                                                                                              POTENTIAL REALIZABLE
                                                                                                                VALUE AT ASSUMED
                                                                                                              ANNUAL RATES OF STOCK
                                                                                                               PRICE APPRECIATION
                                        OPTIONS         PERCENT OF TOTAL         EXERCISE OR                   FOR OPTION TERM (1)
                                          SAR        OPTIONS/SARS GRANTED TO     BASE PRICE     EXPIRATION    ---------------------
NAME                                  GRANTED(#)    EMPLOYEES IN FISCAL YEAR      $/SHARE)         DATE         5%($)      10%($)
------------------------------------  -----------  ---------------------------  -------------  -------------  ---------  ----------
Barry N. Bycoff.....................     100,000                    8%                 3.69           2008      601,062     957,091
                                          30,000                    2%                 4.13           2008      201,576     320,976

James E. Hayden.....................     180,000                   15%                 2.13           2008      624,518     994,441
                                          30,000                    2%                 4.13           2008      201,576     320,976

James Rosen.........................      15,000                    1%                 3.13           2008       76,477     121,776
                                          25,000                    2%                 1.94           2008       79,001     125,797
                                          30,000                    2%                 4.13           2008      210,576     320,976

Deepak Taneja.......................      20,000                    2%                 3.13           2008      101,969     162,368
                                          50,000                    4%                 1.94           2008      158,003     251,593
                                          30,000                    2%                 4.13           2008      201,576     320,976

Thomas Palka........................     200,000                   17%                 1.94           2008      632,011   1,006,372

------------------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the 1994 Stock Plan, as amended, including (i) the number of shares purchased upon exercise of options in the most recent fiscal year, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at December 31, 1998, and (iv) the value of such unexercised options at December 31, 1998:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        DECEMBER 31, 1998 OPTION VALUES

                                                                   NUMBER OF
                                                                  UNEXERCISED                     VALUE OF
                                                                   OPTIONS AT                    UNEXERCISED
                                                               DECEMBER 31, 1998           IN-THE-MONEY OPTIONS AT
                               SHARES                                 (#)                  DECEMBER 31, 1998($)(1)
                             ACQUIRED ON         VALUE     --------------------------  -------------------------------
NAME                          EXERCISE        REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
-----------------------  -------------------  -----------  -----------  -------------  ------------  -----------------
Barry N. Bycoff........              -0-             -0-      468,000        397,000   $  1,486,994            -0-
James E. Hayden........              -0-             -0-          -0-        210,000            -0-            -0-
James O'Connor.........          105,000          62,250          -0-            -0-            -0-            -0-
James Rosen............              -0-             -0-       25,000        170,000         73,325            -0-
Deepak Taneja..........              -0-             -0-          -0-        200,000            -0-            -0-
Thomas Palka...........              -0-             -0-          -0-        200,000            -0-            -0-

------------------------

(1) Value is based on the difference between option exercise price and the fair market value at 1998 fiscal year-end ($4.313 per share, the closing price on the Nasdaq SmallCap Market on December 31, 1998) multiplied by the number of shares underlying the option.

                           COMPENSATION OF DIRECTORS

    As compensation for serving on the Board of Directors, each non-employee director is paid his expenses by the Company for each quarter during which they attend meetings. In addition, the Company's policy to compensate each non-employee director at a rate of $1,500 for each quarter.

    Each non-employee director of the Company also participates in the Company's 1988 Non-Employee Director Stock Option Plan, 1991 Non-Employee Director Stock Option Plan, 1993 Non-Employee Director Stock Option Plan, 1994 Non-Employee Director Plan and 1997 Non-Employee Director Plan (the "Director Plans"). The Director Plans authorize grants of stock options to each member of the Company's Board of Directors who is neither an employee or officer of the Company. In fiscal 1997, Eric R. Giler, Michael L. Mark, Milton J. Pappas, Ralph B. Wagner and Stephen L. Watson were each granted options to purchase 12,500 shares of Common Stock at a price of $2.19 per share. Twenty-five percent of each 12,500 share option grant is currently vested, five percent of each 12,500 share option grant vests on the end of each subsequent calendar quarter over five years.

    James McNiel joined the Board of Directors of the Company, as designee of the holders of the Series D Preferred Stock, and entered into a Consulting Agreement with the Company pursuant to which Mr. McNiel has agreed to provide certain consulting services to the Company. In connection with such service, the Company granted Mr. McNiel warrants for the purchase of 100,000 shares of Common Stock at a purchase price of $1.50 per share.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors, currently consisting of Milton Pappas, as Chairman, Ralph Wagner and Eric Giler (the "Compensation Committee"). All members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of senior management, including approval of annual salaries and bonuses, the review and approval of bonus plans for executive officers, as well as the grant of stock options to officers, employees and consultants.

    One of the Company's primary business objectives is to maximize long-term stockholder returns. To achieve this objective, the Company believes it is necessary to attract, retain and motivate qualified executives in a competitive industry. The Compensation Committee and the Board of Directors therefore apply the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, profitability, earnings per share performance, and long-term increase in stock price and quality of earnings.

    Establishing compensation programs generally and determining the compensation of individual executive officers are complex matters involving numerous issues and a variety of data. The approach of the Compensation Committee is primarily subjective in nature. The Compensation Committee identifies relevant factors to be considered, such as the need to be competitive in the market for executive talent, retain and motivate existing officers with competitive salary and option programs, and to provide incentives and rewards for individual and corporate performance. However, the Compensation Committee maintains a flexible approach that is based on the exercise of judgment and discretion and reflects the Company's entrepreneurial operating environment and long-term performance orientation. Precise formulas, targets or goals are not utilized and specific weights are not assigned to the various factors. The Compensation Committee focuses on the Company's goal of long-term enhancement of stockholder value by stressing long-term goals and by using stock-based incentive programs with extended vesting schedules. The Compensation Committee believes the use of such incentives to retain and motivate individuals who have developed the skills and expertise required to lead the Company is key to the Company's success.

    Under the supervision of the Compensation Committee, the Company has developed and implemented certain compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and shareholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, (v) assist the Company in attracting and retaining qualified executive officers, and (vi) retain and motivate existing officers to perform. Compensation is comprised of cash compensation in the form of annual base salary and performance-based bonuses, and long-term incentive compensation in the form of stock options.

    In setting cash compensation levels for executive officers (including the Chief Executive Officer), the Compensation Committee prepares a salary review annually. The base salaries are fixed at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other technology companies located in the northeastern United States with approximately the same number of employees as the Company and engaged in similar businesses to that of the Company such as Checkpoint and Security Dynamics. Nonetheless, since the Company believes that those organizations that are constituents of the Nasdaq Computer Software Index used in the performance graph on page 15 include companies which may not be similar to the Company, the Company believes it is appropriate to attempt to establish salaries consistent with those of fewer and more comparable companies, which the Company nonetheless believes are represented in the performance graph. Although the Compensation Committee reviews such information for general guidance, it does not specifically target compensation of the executive officers to compensation levels at other companies.

    The compensation for the Chief Executive Officer and President of the Company is designed to reward performance that enhances shareholder value. Financial goals are based on the achievement of significant increases in net income as specified in the Company's annual operating plan. The plan establishes milestones for revenue growth and operating expenses. The cash compensation package is comprised of base pay, which is not related to the performance of the Company, and with an opportunity for a bonus based on the achievement of certain profitability milestones. Both components are affected by the Company's revenue growth, market share growth, profitability, quality of earnings, and growth in earnings per share. The Compensation Committee did not award cash bonuses to management, including the Chief Executive Officer in 1998.

    The compensation program for the remaining members of the executive group is based upon the attainment of objectives for profitability similar to the Chief Executive Officer. Bonus amounts are predicated upon improvement in Company operating performance as well as attainment of planned objectives. In the past, the Chief Executive Officer and President has made recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. Although the objectives were not achieved, bonuses were paid to executive officers based on the Compensation Committee's qualitative assessment of performance. The Compensation Committee would have awarded higher bonuses to management if quantitative objectives had been met. The overall plans and operating performance levels upon which management compensation is based are approved by the Compensation Committee on an annual basis.

    The Compensation Committee relies on incentive compensation in the form of performance-based bonuses and stock options to retain and motivate executive officers. Incentive compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals. The plan establishes milestones for revenue growth and operating expenses. Strategic goals focus on increasing market share and Company growth and improving the Company's strategic position in the market and the quality of earnings.

    Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. The Company's 1994 Stock Plan, as amended and the 1997 Stock Option Plan administered by the Compensation Committee, are the vehicles for the granting of stock options.

    Factors reviewed by the Compensation Committee in determining whether to grant options are similar to those considered in determining salaries and bonuses described above. Several other factors, however, such as an employee's individual initiative, achievement and performance are also considered by the Compensation Committee. In making specific grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package, a way to reinforce the individual's commitment to the Company and an important mechanism to align the interests of management with those of the Company's stockholders.

    The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

    This report has been submitted by the members of the Compensation and Stock Option Committee: Milton J. Pappas, Chairman, Ralph B. Wagner and Eric Giler.

                               PERFORMANCE GRAPH

    The following graph illustrates a five year comparison of cumulative total stockholder return among the Company, the University of Chicago's Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market and the CRSP Index for the Nasdaq Computer Software Industry Index. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                NETEGRITY, INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 02/26/1999 including data to 12/31/1998
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             NETEGRITY,
                INC.        NASDAQ STOCK MARKET     NASDAQ STOCKS (SIC 7300-7399

                                  (US Companies)   US Companies) Business services
12/31/93              100                    100                               100
1/31/94            106.25                103.035                           105.396
2/28/94             112.5                102.073                           106.391
3/31/94             93.75                 95.797                           101.437
4/29/94             68.75                 94.553                           101.351
5/31/94              87.5                 94.785                            105.78
6/30/94                75                 91.318                            99.559
7/29/94              62.5                 93.193                           100.125
8/31/94                50                 99.135                           110.614
9/30/94              62.5                 98.881                           110.668
10/31/94               75                100.824                           121.522
11/30/94           71.875                 97.479                           119.799
12/30/94            81.25                 97.752                           121.119
1/31/95            143.75                  98.31                           118.781
2/28/95            181.25                103.509                           127.668
3/31/95             162.5                106.578                           136.457
4/28/95             162.5                109.936                           142.997
5/31/95            156.25                112.772                           144.957
6/30/95             112.5                121.911                           160.225
7/31/95               125                130.873                           169.937
8/31/95               200                133.526                           169.978
9/29/95             162.5                136.596                           174.536
10/31/95           231.25                135.807                           183.263
11/30/95           268.75                138.996                           185.016
12/29/95              175                138.256                           183.534
1/31/96            156.25                138.936                           182.706
2/29/96            168.75                144.224                           193.646
3/29/96               175                144.699                           194.082
4/30/96            193.75                  156.7                           216.793
5/31/96             412.5                163.896                           224.104
6/28/96             337.5                156.508                           216.885
7/31/96            231.25                142.551                           195.619
8/30/96            218.75                150.538                           201.145
9/30/96             287.5                162.052                            222.97
10/31/96            262.5                160.261                           218.073
11/29/96              200                170.169                           232.335
12/31/96           193.75                170.015                            229.49
1/31/97               300                182.098                           248.902
2/28/97            231.25                172.025                           228.363
3/31/97            268.75                160.793                           210.315
4/30/97            231.25                165.819                           234.868
5/30/97             187.5                184.611                           261.955
6/30/97           140.625                190.265                           267.788
7/31/97           146.875                210.336                           294.535
8/29/97             237.5                210.011                           286.906
9/30/97               200                222.402                           292.361
10/31/97           156.25                210.853                           285.885
11/28/97           131.25                211.924                           292.658
12/31/97           131.25                208.299                           275.994
1/30/98           165.625                214.912                           296.205
2/27/98               175                235.137                           335.851
3/31/98            193.75                243.772                           363.808
4/30/98            218.75                247.861                            367.56
5/29/98           215.625                234.131                           341.645
6/30/98           253.125                250.543                           405.304
7/31/98               300                247.627                           391.599
8/31/98             187.5                199.061                           318.367
9/30/98            156.25                226.846                           381.694
10/30/98              150                236.548                           372.752
11/30/98              350                260.073                           430.991
12/31/98           431.25                 293.52                           496.198

12/31/93
1/31/94
2/28/94
3/31/94
4/29/94
5/31/94
6/30/94
7/29/94
8/31/94
9/30/94
10/31/94
11/30/94
12/30/94
1/31/95
2/28/95
3/31/95
4/28/95
5/31/95
6/30/95
7/31/95
8/31/95
9/29/95
10/31/95
11/30/95
12/29/95
1/31/96
2/29/96
3/29/96
4/30/96
5/31/96
6/28/96
7/31/96
8/30/96
9/30/96
10/31/96
11/29/96
12/31/96
1/31/97
2/28/97
3/31/97
4/30/97
5/30/97
6/30/97
7/31/97
8/29/97
9/30/97
10/31/97
11/28/97
12/31/97
1/30/98
2/27/98
3/31/98
4/30/98
5/29/98
6/30/98
7/31/98
8/31/98
9/30/98
10/30/98
11/30/98
12/31/98

              APPROVAL OF AMENDMENT OF THE 1997 STOCK OPTION PLAN

    There will be presented at the meeting a proposal to approve an amendment of the Company's 1997 Stock Option Plan (the "1997 Plan") which amendment was approved by the Board of Directors on March 9, 1999, whereby the number of shares reserved for issuance under the 1997 Plan was increased from 500,000 shares of Common Stock to 2,500,000 shares of Common Stock. At March 1, 1999, options for the purchase of 1,517,345 shares of Common Stock were outstanding under the 1997 Plan.

    Set forth below is a summary of the principal provisions of the 1997 Plan, a copy of which may be obtained from the Secretary of the Company. The Board of Directors recommends that the stockholder increase the number of shares subject to the 1997 Plan to 2,500,000.

    PURPOSE. The 1997 Plan is intended to encourage ownership of the Common Stock by employees of the Company to induce qualified personnel to enter and remain in the employ of the Company. The 1997 Plan provides for the granting of incentive stock options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") as well as for the granting of options that do not meet those requirements. Shares issued under the 1997 Plan may be either authorized but unissued shares or treasury shares. If any unexercised option granted under the 1997 Plan lapses or terminates for any reason, the shares covered thereby may again be optioned thereunder.

    ADMINISTRATION. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors consisting of two or more Directors of the Company appointed by the Board of Directors. The Committee determines the employees to whom options shall be granted, the number of shares to be covered by such options, the terms of such options and the vesting schedule for such options. Present members of the Committee are Milton Pappas, Ralph Wagner and Eric Giler. The Board of Directors may at any time terminate, modify or adopt amendments to the 1997 Plan provided that such termination, modification or amendments shall not affect existing rights of any participant under an option previously granted to the participant without participant's consent. Furthermore, without the approval of the stockholders, no amendment may be made by the Board to the 1997 Plan which increases the maximum number of shares as to which options may be granted under the 1997 Plan or increases the maximum number of shares for which an option may be granted to any optionee. Unless sooner terminated by the Board, the 1997 Plan terminates on April 9, 2007, the tenth anniversary of the date on which it was adopted by the Company's stockholders.

    NUMBER OF SHARES. The total number of shares of Common Stock subject to the 1997 Plan is 500,000 shares, subject to adjustment in the event of stock dividends, stock splits, mergers, consolidations or other recapitalizations or reorganizations of the Company.

    ELIGIBILITY TO PARTICIPATE. Options may be granted under the 1997 Plan to officers, employees, directors or consultants of the Company or any of its subsidiaries in key positions. Directors who are not otherwise employees of the Company or any of its subsidiaries shall be eligible to be granted an option pursuant to the 1997 Plan. In determining the eligibility of an individual to be granted an option, and the number of shares to be subject to purchase under such option, the Compensation Committee takes into account the position and responsibilities of the individual being considered, his or her present and potential contributions to the success of the Company or its subsidiaries and such other factors as the Compensation Committee deems relevant. Incentive stock options may be granted only to an employee who owns stock possessing not more than 10% of the total combined voting power of all classes of stock of the Company, unless the purchase price for the stock under such option is at least 110% of its fair market value at the time such option is granted and the option, by its terms, is not exercisable more than five years from the date on which it is granted.

    The maximum number of shares with respect to which an incentive option or options may be granted to any employee in any one taxable year of the Company shall not exceed shares with a fair market value in excess of $100,000 taking into account shares granted during such taxable period under options that have terminated.

    TERMS OF OPTIONS. The exercise price of each option granted under the 1997 Plan is determined by the Compensation Committee at the time of granting of the option but, in the case of an incentive stock option, shall in no event be less than the fair market value of the Common Stock covered by the option at the time the option is granted. The Compensation Committee in its sole discretion may accelerate the exercisability of any option granted under the 1997 Plan. Notwithstanding the foregoing two sentences, an option granted to any Director or officer of the Company shall not be exercisable prior to six months and one day after the date of the grant. The exercise price of each option under the 1997 Plan is determined by the Compensation Committee at the time of grant but, in the case of an incentive stock option, shall in no event be less than the fair market value of the Common Stock subject to the option at the time of grant.

                       TAX EFFECTS OF PLAN PARTICIPATION

    Options granted under the 1997 Plan are intended to be either incentive stock options, as defined in Section 422 of the Code, or non-qualified stock options.

    INCENTIVE STOCK OPTIONS. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for at least one year after the date of exercise and for at least two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

    In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will recognize ordinary income to the extent of the lesser of (i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon the eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

    For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

    The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition by the optionee of shares acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

    Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares being having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

    NON-QUALIFIED STOCK OPTIONS. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company. The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option plan.

    The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like amount of new shares under Section 1036 of the Code, with the new shares retaining the basis and holding periods of the old shares. Second, the issuance of additional new shares (representing the spread between the fair market value of all the new shares and the option price) is taxable to the employee as ordinary income under
Section 83 of the Code, as is the case with any non-qualified option. The new shares will have a basis equal to the spread between the fair market value of the new shares and the option price.

    Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.
            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

    On March 9, 1999, the Board of Directors adopted an amendment to the Restated Certificate of Incorporation (the "Charter Amendment"), subject to approval by the stockholders, to increase the number of authorized shares of capital stock from 30,000,000 shares to 45,000,000. The Board of Directors has determined it is advisable and in the best interests of the stockholders of the Company to increase the number of authorized shares of capital stock and the Common Stock, $.01 par value per share (the "Common Stock") to accomodate future corporate transactions. The Board of Directors also directed that the Charter Amendment be submitted for action at the Special Meeting in lieu of Annual Meeting of Stockholders to be held on May 11, 1999.

    INCREASE THE NUMBER OF SHARES OF COMMON STOCK. The Company's Restated Certificate of Incorporation currently authorizes the issuance of a total of 30,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. The Charter Amendment will increase the total number of authorized shares to 45,000,000, and the number of shares of Common Stock authorized to 40,000,000. The Charter Amendment will modify the first paragraph of Article FOURTH of the Restated Certificate of Incorporation to read as follows:

        FOURTH: THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF CAPITAL STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 45,000,000 SHARES, CONSISTING OF 40,000,000 SHARES OF COMMON STOCK WITH A PAR VALUE OF $.01 PER SHARE (HEREIN CALLED THE "COMMON STOCK"), AND 5,000,000 SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $.01 PER SHARE (HEREIN CALLED THE "PREFERRED STOCK").

    The Charter Amendment will not change the currently authorized number of shares of Preferred Stock, which will remain set at 5,000,000, of which 3,333,333 shares of Series D Preferred Stock are outstanding. On March 9, 1999, an aggregate of 10,268,847 shares of Common Stock had been issued. As of March 9, 1999, there were 8,244,147 shares of Common Stock authorized but unissued shares that are reserved for issuance under the Company's various stock plans and upon conversion and exercise of the Company's preferred stock and warrants. On March 9, 1999, there were 6,487,006 shares of Common Stock authorized, unissued and unreserved shares. Upon approval of the Charter Amendment, there will be an aggregate of 9,176,462 authorized, unissued and reserved shares of Common Stock and an aggregate of 20,554,691 authorized, unissued and unreserved shares of Common Stock.

    The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Adoption of the proposed amendment and the issuance of Common Stock would not affect the rights of holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. If the Charter Amendment is adopted, it will become effective upon the filing of the Charter Amendment with the Delaware Secretary of State.

    All such additional shares could be issued by the Board of Directors of the Company, without the necessity of any stockholder action, except to the extent otherwise required by the Delaware General Corporation Law (the "DCGL") or the rules of The Nasdaq Stock Market. The Nasdaq rules, in the case of a merger, generally require stockholder approval if more than 20% of the outstanding common stock of a company is to be issued in a single transaction or group of related transactions. The management of the Company is not aware of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. However, the availability of additional, unreserved shares might give the Board of Directors greater power to take actions in opposition to an actual or threatened attempt to acquire control of the Company and in certain respects may have the effect of limiting the ability of a third party to effect a change in control of the Company. For example, additional shares of Common

Stock could be issued to make attempts to gain control of the Company or the Board of Directors more difficult or time-consuming.

    The Company does not currently have any plans for the additional shares, however, the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to have available a significant number of shares of Common Stock, which would be available to be issued in connection with public and private equity financings, mergers or acquisitions or other corporate transactions, including benefit programs (such as the 1997 Non-Employee Director Stock Option Plan and the 1997 Stock Option Plan), or stock splits or stock dividends.

    APPRAISAL RIGHTS IN RESPECT OF THE PROPOSED AMENDMENT. Under the applicable provisions of the DGCL, the Company's stockholders have no appraisal rights with respect to the Charter Amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 1998.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. We will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of PricewaterhouseCoopers LLP was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

                            SECTION 16 REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in fiscal 1998.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon a review of the forms submitted to the Company during fiscal 1998, Jim Rosen, Vice President of Marketing and Business Development, James Hayden, Vice President of Finance and Administration, Chief Financial Officer and Treasurer, Deepak Taneja, Vice President of Development and Thomas Palka, Vice President of Sales each failed to file on a timely basis a Form 3 in connection with their then recent appointment as executive officers of the Company in 1998.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 15, 1999. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                                 OTHER BUSINESS

    The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other business should before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                           EXPENSES AND SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                  10-K REPORT

THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUESTS SHOULD BE DIRECTED TO BARRY N. BYCOFF, PRESIDENT AND CHIEF EXECUTIVE OFFICER, NETEGRITY, INC., 245 WINTER STREET, WALTHAM, MASSACHUSETTS 02451.

                                          By Order of the Board of Directors,
                                          BARRY N. BYCOFF
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                NETEGRITY, INC.
                       1997 STOCK OPTION PLAN, AS AMENDED

    1.  PURPOSE OF THE PLAN.

    This stock option plan (the "Plan") is intended to provide incentives: (a) to the employees of Netegrity, Inc. (the "Company") and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); and (b) to officers, employees, consultants and directors of the Company and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

    2.  STOCK SUBJECT TO THE PLAN.

    (a) The initial maximum number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for stock options granted under the Plan through the end of the Company's fiscal year ending December 31, 1997 shall be 2,500,000 shares of Common Stock. The maximum number of shares of Common Stock available for grants shall be subject to adjustment in accordance with Section 11 thereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

    (b) To the extent that any stock option shall lapse, terminate, expire or otherwise be canceled without the issuance of shares of Common Stock, the shares of Common Stock covered by such option(s) shall again be available for the granting of stock options.

    (c) Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

    3.  ADMINISTRATION OF THE PLAN.

    (a) The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith. Prior to the date of the registration of an equity security of the Company under Section 12 of the Exchange Act, the Plan may be administered by the Board of Directors and in such event all references in this Plan to the Committee shall be deemed to mean the Board of Directors.

    (b) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 4 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 4 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 6; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions; and (vii) determine the size of any Options under the Plan, taking into account the position or office of the optionee with the Company, the job performance of the optionee and such other factors as the Committee may deem relevant in the good faith exercise of its independent business judgment.

    4.  ELIGIBILITY.

    Options designated as ISOs may be granted only to employees of the Company or any present or future subsidiary. Non-Qualified Options may be granted to any officer, employee, consultant or director of the Company or of any of its present or future subsidiaries.

    In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

    No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

    The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any one taxable year of the Company shall not exceed 500,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such tax year.

    5.  OPTION AGREEMENT.

    Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as ISOs shall meet all of the conditions for ISOs as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

    6.  OPTION PRICE.

    The option price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Committee, but in no event shall the option price be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized. The option price or prices of shares of the Company's Common Stock for ISOs shall be at least the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

    7.  MANNER OF PAYMENT; MANNER OF EXERCISE.

    (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a change of earnings for the Company or its subsidiaries for financial reports purposes.

The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 6 hereof.

    (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

    8.  EXERCISE OF OPTIONS.

    Subject to the provisions of paragraphs 9 through 11, each option granted under the Plan shall be exercisable as follows:

    (a) VESTING. The Option shall not be exercisable until the anniversary of the date of grant, after which the option shall be exercisable in accordance with the option agreement evidencing the grant thereof.

    (b) FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee.

    (c) PARTIAL EXERCISE. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

    (d) ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment or any option.

    9.  TERM OF OPTIONS; EXERCISABILITY.

    (a) TERM. Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as may be provided in the Agreement.

    (b) EXERCISABILITY. Except as otherwise provided in the Agreement, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

    10.  OPTIONS NOT TRANSFERABLE.

    The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, any such option shall be exercisable during the lifetime of such optionee only by him. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

    11. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option:

    (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    (b) CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets, stock sale or issuance or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

    (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.

    (d) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

    (e) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

    (f) FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

    (g) ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 2 hereof that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the

Successor Board shall determine the specific adjustments to be made under this paragraph 11 and, subject to Section 3, its determination shall be conclusive.

    If any person or entity owning restricted Common Stock obtained by exercise of an option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

    12.  NO SPECIAL EMPLOYMENT RIGHTS.

    Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

    13.  WITHHOLDING.

    The Company's obligation to deliver shares upon the exercise of any option granted under the Plan or to make payment under Section 11 hereunder, shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise and employment tax withholding requirements.

    14.  RESTRICTIONS ON ISSUE OF SHARES.

    (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

        (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

        (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

    (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

    15.  PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.

    Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

    16.  LOANS.

    The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

    17.  MODIFICATION OF OUTSTANDING OPTIONS.

    The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

    18.  APPROVAL OF SHAREHOLDERS.

    The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of shareholders holding at least a majority of the voting stock of the Company, within twelve
(12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

    19.  TERMINATION AND AMENDMENT.

    Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of

Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 19, the Board of Directors may not, without the approval of the shareholders of the Company obtained in the manner stated in
Section 18, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, or make any other change in the Plan which requires shareholder approval under applicable law or regulations, including any approval requirement which is a prerequisite for exemptive relief under Section 16 of the Exchange Act. The Committee may grant options to persons subject to Section 16(b) of the Exchange Act after an amendment to the Plan by the Board of Directors requiring shareholder approval under Section 19, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in
Section 11, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

    20.  COMPLIANCE WITH RULE 16B-3.

    It is intended that the provisions of the Plan and any option granted hereunder to a person subject to the reporting requirements of Section 16(a) of the Exchange Act shall comply in all respects with the terms and conditions of Rule 16b-3 under the Exchange Act, or any successor provisions, to the extent the Company has any equity security registered pursuant to Section 12 of the Exchange Act. Any agreement granting options shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule, such provision shall be deemed to be modified so as to be in compliance with such Rule, or if such modification is not possible, shall be deemed to be null and void, as it relates to a recipient subject to Section 16(a) of the Exchange Act.

    21.  RESERVATION OF STOCK.

    The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

    22.  LIMITATION OF RIGHTS IN THE OPTION SHARES.

    An optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

    23.  NOTICES.

    Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention:
President, and, if to an optionee, to the address as appearing on the records of the Company.

Approved by the Directors: February 12, 1997
Approved by the Stockholders: May 22, 1997

/X/     PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.

                                                   With-           For all
1.   Election of Directors:      For               hold            Except
     Nominees:                   / /               / /               / /

            Stephen L. Watson, Barry N. Bycoff, Ralph B. Wagner, Michael L. Mark, Eric R. Giler and James McNiel.

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided for below.

2. Approval of an amendment to the Netegrity, Inc. 1997 Stock Option Plan to increase the number of shares reserved for grant thereunder from 500,000 to 2,500,000.

                      FOR           AGAINST          ABSTAIN

                      / /             / /               / /

3. Approval of an amendment to the Restated Certificate of Incorporation, as amended, of Netegrity, Inc. to increase the number of authorized shares of capital stock from 30,000,000 to 45,000,000.

                      FOR           AGAINST          ABSTAIN

                      / /             / /               / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

     PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

     Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           MARK HERE IF        / /
           YOU PLAN TO
            ATTEND THE
             MEETING

            MARK HERE          / /
           FOR ADDRESS
            CHANGE AND
            NOTE BELOW